Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of American International Group, Inc., and that this Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  September 16, 2008

MAURICE R. GREENBERG

/s/Maurice R. Greenberg

EDWARD E. MATTHEWS

/s/Edward E. Matthews

STARR INTERNATIONAL COMPANY, INC.

By:	/s/Edward E. Matthews
Name: Edward E. Matthews
Title: Authorized Person

C. V. STARR & CO., INC.

By:	/s/Bertil P-H Lundqvist
Name: Bertil P-H Lundqvist
Title: Authorized Person

UNIVERSAL FOUNDATION, INC.

By:	/s/Edward E. Matthews
Name: Edward E. Matthews
Title: Authorized Person

THE MAURICE R. AND CORINNE P. GREENBERG FAMILY FOUNDATION, INC.

By:	/s/Maurice R. Greenberg
Name: Maurice R. Greenberg
Title: Authorized Person

MAURICE R. AND CORINNE P. GREENBERG JOINT TENANCY COMPANY, LLC

By:	/s/Maurice R. Greenberg
Name: Maurice R. Greenberg
Title: Authorized Person

C. V. STARR & CO., INC. TRUST

By:	/s/Bertil P-H Lundqvist
Name: Bertil P-H Lundqvist
Title: Authorized Person